UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 1, 2007

NEOPROBE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-26520		31-1080091
(State or other jurisdiction	(Commission		(IRS Employer
of incorporation)	File Number)		Identification No.)

	425 Metro Place North, Suite 300, Columbus, Ohio	43017
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

Employment Agreements with Named Executive Officers

Effective January 1, 2007, Neoprobe Corporation (the “Company”) entered into employment agreements with: (a) David C. Bupp, the Company’s President and Chief Executive Officer; (b) Brent L. Larson, the Company’s Vice President, Finance and Chief Financial Officer; and (c) Carl M. Bosch, the Company’s Vice President, Research and Development. The employment agreement between the Company and Mr. Bupp has a stated term of 36 months, commencing January 1, 2007, and terminating December 31, 2009. The employment agreements between the Company and Messrs. Larson and Bosch have a stated term of 24 months, each commencing January 1, 2007, and terminating December 31, 2008. The following is a description of the substantially identical material terms of the aforementioned employment agreements.

Each employee will receive an annual base salary as set forth on the schedule filed herewith as Exhibit 10.2, which schedule sets forth the material details in which each employment agreement differs from the form filed herewith as Exhibit 10.1. Each employee shall also receive an annual bonus at the discretion of the Board of Directors of the Company, in accordance with any bonus plan adopted by the Company’s Compensation, Governance and Nominating Committee. The employment agreements also provide for the employees’ participation in the Company’s employee benefit programs, stock based incentive compensation plans and other benefits as described in the employment agreements.

In the event of termination of an employee “for cause” all salary, benefits and other payments shall cease at the time of termination, and the Company shall have no further obligations to the employee. If an employee resigns for any reason other than a Change of Control (as that term is defined in the employment agreements) as described below, all salary, benefits and other payments shall cease at the time such resignation becomes effective. If an employee dies or his employment is terminated because of disability, all salary, benefits and other payments shall cease at the time of death or disability, provided, however, that the Company shall: (a) continue to provide Mr. Bupp with such health, dental and similar insurance or benefits as were provided to Mr. Bupp immediately before his termination for the longer of 24 months after such termination or the full unexpired term of his employment agreement; and (b) continue to provide either of Messrs. Larson or Bosch with such health, dental and similar insurance or benefits as were provided to Messrs. Larson or Bosch immediately before his termination for the longer of 12 months after such termination or the full unexpired term of his employment agreement.

In the event of termination of an employee by the Company without cause, the Company shall, at the time of such termination, pay to the employee the respective severance amount set forth on Exhibit 10.2, together with the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of such termination. Additionally, the Company shall continue to: (a) provide Mr. Bupp with all of the benefits provided to him pursuant to the Company’s employee benefit plans for the longer of 36 months or the full unexpired term of his employment agreement; and (b) provide either of Messrs. Larson or Bosch with the benefits provided to them pursuant to the Company’s employee benefit plans for a period of 12 months.

The Company also must pay severance, under certain circumstances, in the event of a Change of Control. The employment agreements provide that if there is a Change in Control and an employee is concurrently or subsequently terminated (a) by the Company without cause, (b) by the expiration of the term of his employment agreement, or (c) by the resignation of the employee because he has reasonably determined in good faith that his titles, authorities, responsibilities, salary, bonus opportunities or benefits have been materially diminished, that a material adverse change in his working conditions has occurred, that his services are no longer required in light of the Company’s business plan, or the Company has breached his employment agreement, the Company shall pay the employee the appropriate Change of Control severance set forth on Exhibit 10.2, together with the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of termination and shall continue to: (a) provide Mr. Bupp with all of the benefits provided to him pursuant to the Company’s employee benefit plans for the longer of 36 months or the full unexpired term of his employment agreement; and (b) provide to either of Messrs. Larson or Bosch the benefits provided to them pursuant to the Company’s employee benefit plans for the longer of 12 months after such termination or the full unexpired term of his employment agreement.

Each employment agreement also contains non-competition and non-solicitation covenants. These covenants, as described in the employment agreements, are effective during employment and for a period of 12 months following termination of employment.

The foregoing description of the employment agreements between the Company and Messrs. Bupp, Larson and Bosch is qualified in its entirety by reference to the full text of the form employment agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

2006 Cash Bonus for Named Executive Officers

The Compensation, Governance and Nominating Committee of the Company also approved cash bonuses to the named executive officers listed in the table below, to be paid in the first quarter of 2007 in the amounts listed upon achievement of the following corporate goals, and subject to reduction if the goals are not achieved:

•	Achievement of specified 2006 annual revenue goals, subject to 50% reduction of bonus if not achieved.
•	Completion of Phase II clinical development activities for Lymphoseek, to have occurred on or before December 31, 2006, subject to 25% reduction of bonus if not achieved.

Name	Position	2006 Cash Bonus Target

David C. Bupp	President and Chief Executive Officer	$80,000
Brent L. Larson	Vice President, Finance and Chief Financial Officer	$20,000
Carl M. Bosch	Vice President, Research and Development	$24,000

2007 Cash Bonus for Named Executive Officers

In additon, the Compensation, Governance and Nominating Committee of the Company also established cash bonus performance goals for the named executive officers listed in the table above, to be paid in the first quarter of 2008 in the amounts to be determined by the Compensation, Governance and Nominating Committee upon achievement of the following corporate goals, and subject to reduction if the goals are not achieved:

•	Achievement of specified 2007 annual revenue goals, subject to 25% reduction of bonus if not achieved.
•	Completion of Phase III clinical development activities for Lymphoseek, to have occurred on or before December 31, 2007, subject to 50% reduction of bonus if not achieved.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Employment Agreement, dated January 1, 2007, between Neoprobe Corporation and David C. Bupp. This Agreement is one of three substantially identical employment agreements and is accompanied by a schedule which identifies material details in which each agreement differs from the one that is filed herewith.

10.2	Schedule identifying material differences between the employment agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation

Date: January 5, 2007	By:	/s/ Brent L. Larson
Brent L. Larson, Vice President, Finance and Chief Financial Officer